UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – January 30, 2014

BLVD HOLDINGS, INC.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3(Address of principal executive offices)

(905) 833-9845 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report” or “Current Report”) contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; our product offerings; relationships with suppliers; consumer demand; financial resources and condition; revenues; profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; product and commercial liability; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Unless otherwise specified, all dollar amounts are expressed in United States dollars (“USD”) and all references to "common shares" refer to the common shares in our capital stock.

As used in this Current Report, the terms “we”, “us”, “our”, the “Registrant”, the “Company” and “BLVD” refer to BLVD Holdings, Inc.

Table of Contents

Item 1.01.	Entry into a Material Definitive Agreement	4

Item 2.01.	Completion of Acquisition or Disposition of Assets	4

The Acquisition and Related Transactions	4

Description of Business	5

Risk Factors	10

Material Commitments	16

Securities Ownership of Certain Beneficial Owners and Management	16

Directors and Executive Officers	17

Executive Compensation	18

Certain Relationships And Related Transactions and Director Independence	19

Recent Sales of Unregistered Securities	19

Description of Securities	20

Indemnification of Directors and Officers	22

Item 3.02.	Unregistered Sales of Equity Securities	22

Item 5.01.	Changes in Control of Registrant	22

Item 9.01.	Financial Statements and Exhibits	23

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Purchase Agreement

On February 28, 2014, BLVD Holdings, Inc. (“BLVD” or the “Purchaser”) entered into a share purchase agreement (the “Purchase Agreement”), as amended on March 25, 2014 and April 3, 2014 to its current form and disclosed herein, with Goudas Food Products & Investments Limited (“Goudas Foods”), a corporation incorporated under the laws of the province of Ontario, Peter Spyros Goudas and Patricia Goudas (collectively the “Vendors”) to purchase one hundred percent (100%) of the outstanding shares of Goudas Foods. Goudas Foods has over 40 years of operation as a distributor and producer in the Canadian retail ethnic food industry.

The Purchase Agreement, as amended, provides that BLVD will acquire one hundred percent (100%) of outstanding common shares of Goudas Foods in consideration for the following purchase price as set forth below, and further described herein:

1.

The Company agreed to issue four hundred thousand (400,000) common shares of the Company to Peter Goudas, president of Goudas Foods, which shall be held in escrow for a six (6) month period and further subject to any additional regulatory escrow or hold as required by any applicable securities regulators;

2.

The Company agreed to issue Peter Goudas $1,672,000 of convertible preferred shares of the Company, such preferred shares, bearing a 6% coupon paid annually in arrears on a non-cumulative basis; and

3.

The Company agreed to deposit two million five hundred thousand dollars ($2,500,000) into Goudas Foods within five (5) business days following the completion of the acquisition in order to recapitalize Goudas Foods, during which time, the Company is to perform an internal audit of Goudas Foods. The proceeds from the aforementioned deposit shall be used by the Company for the following purposes:

a.

Full repayment of an outstanding shareholder loan in the amount of $1,491,463 Canadian dollars to P&P Goudas Holdings Inc., subject to bank approval; and

b.

Full repayment of an outstanding shareholder loan in the amount of $57,125 Canadian dollars to Patricia Goudas, subject to bank approval.

The Purchase Agreement, as amended, also provides that Peter Goudas, Panos Goudas, Patricia Goudas and Niki Stomatakos enter into employment contracts on terms reasonable in the industry, including the usual car allowances, benefits, non-competition and non-solicitation provisions. Peter Goudas shall also continue to serve as the President of Goudas Foods.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Acquisition and Related Transactions

On April 3, 2014, BLVD Holdings, Inc. entered into a Purchase Agreement with Goudas Foods Products & Investments Limited, a corporation incorporated under the laws of the Province of Ontario, Peter Spyros Goudas and Patricia Goudas to purchase one hundred percent (100%) of the outstanding shares of Goudas Foods. Goudas Foods has over 40 years of operation as a distributor and producer in the Canadian retail ethnic food industry.

On April 3, 2014, the acquisition contemplated by the Purchase Agreement dated as of April 3, 2014 by and among the Registrant, Goudas Foods and the Vendors (the “Acquisition”) was completed. In connection with the Acquisition, BLVD has issued to Peter Goudas i) 400,000 common shares of the Registrant on March 20, 2014 as consideration on such date for the continuation of the grant of exclusivity to the Company in respect of the prospective closing of the Acquisition; and (ii) 167,200 convertible preferred shares of the Registrant on April 8, 2014, as described in further detail herein and Goudas Foods has merged into the Registrant.

As a result of the Acquisition, Goudas Foods has become a wholly-owned subsidiary of the Registrant. Following the Acquisition, the Registrant had 7,380,000 shares of common stock, par value $.001 per share (the “Common Stock” or “Common Shares”) outstanding and 167,200 shares of our Series A 6% 2014 Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), as described in further detail in this Item 2.01 under the caption “DESCRIPTION OF SECURITIES - The Series A Preferred Stock” below. John G.

Simmonds continued to serve as the Company’s Chairman of the Board of Directors, President, Chief Executive Officer, Secretary and Treasurer.

DESCRIPTION OF BUSINESS

Overview of Business Operations

BLVD Holdings, Inc. was incorporated under the laws of the State of Nevada on June 11, 2012 and M. Ann Courtney was appointed as the Company’s President, Treasurer, Secretary and sole Director. On June 12, 2012, the Company issued 5,750,000 shares of Common Stock to the founder of the Company, M. Ann Courtney. On June 27, 2013, the Board of Directors appointed Henry Cohen as the Secretary and Treasurer of the Company.

The Company was originally based in Burbank, California and operated as a boutique script development company with the principal business objective of creating television and film scripts. The Company focused on providing strategic growth direction to companies in the entertainment industry with specific emphasis on film and music distribution, as well as fashion and clothing design by acquiring such companies. The Company’s overall plan of operations was to develop and produce independent film/television scripts, screenplays and related content for sale, with a goal toward catering to independent producers, small film studios and other entities. The Company generated revenues from the sale of such content.

On January 30, 2014, the Company, M. Ann Courtney and John G. Simmonds entered into an amended stock purchase agreement whereby M. Ann Courtney agreed to sell her 5,750,000 shares of Common Stock in the Company to John G. Simmonds representing a change in control of the Registrant. In conjunction with the aforementioned transaction and pursuant to the terms of the amended stock purchase agreement, the Company reconstituted its Board of Directors to consist solely of John G. Simmonds as Chairman of the Board. Additionally, M. Anne Courtney and Henry Cohen resigned from the Company and John G. Simmonds was appointed as the Company’s President, Chief Executive Officer, Secretary and Treasurer effective as of February 14, 2014.

On April 3, 2014, the Acquisition contemplated by the Purchase Agreement dated as of April 3, 2014 by and among the Registrant, Goudas Foods and the Vendors was completed. In connection with the Acquisition, BLVD has issued to Peter Goudas i) 400,000 common shares of the Registrant on March 20, 2014 as consideration on such date for the continuation of the grant of exclusivity to the Company in respect of the prospective closing of the Acquisition; and (ii) 167,200 convertible preferred shares of the Registrant on April 8, 2014. As a result of the closing of the Acquisition, the Company’s new business operations shall be conducted through the Company’s wholly-owned subsidiary, Goudas Foods and the Company’s principal business is now that of Goudas Foods.

The Company is currently focused on pursuing value-enhancing acquisitions of existing businesses generally and specifically identifies opportunities in the Canadian food manufacturing industry. The Company intends to continue its focus on acquisition opportunities of food companies to leverage efficiencies through consolidated warehousing, transportation, and marketing with Goudas Foods. The Company plans to seek out management and professionals with integration expertise to make value-accretive acquisitions. The Company is currently in negotiations with a number of well-established Ontario food companies in manufacturing, food packaging, and distribution.

The Registrant’s principal executive offices as of the date of this Current Report are located at 3565 King Rd., King City, Ontario, Canada L7B 1M3. The Registrant’s telephone number is (905) 833-9845.

Goudas Foods – Current Business

Overview of Goudas Foods

Goudas Foods Products & Investments Limited (“Goudas Foods”) was incorporated under the laws of the Province of Ontario on June 28, 1973 and is based in Concord, Ontario. Goudas Foods imports and produces food products for sale in Canadian supermarkets and retailers and is one of central Canada’s leading retail brands of ethnic and international foods.

In its over 40 year history, Goudas Foods has grown from a small seller of rice in Toronto’s Kensington Market to a business generating revenues of approximately $32 million Canadian dollars annually and a supplier to conventional supermarkets and independent retailers. Goudas Foods markets approximately 600 unique, high-quality, ethnic foods products under its various brands (the “Products”).

Goudas Foods operates out of a 250,000 square foot warehouse and production facility with rail siding and storage silos for bulk deliveries of dry goods and oils. The Company believes there is sufficient capacity to allow Goudas Foods to double its current production and warehousing with a minimal increase in occupancy costs. With the exception of noodles and pasta, a majority of dry goods including rice, beans, peas, sugar, salt and some oils are packaged bulk storage at the facility.

Goudas Foods specializes in Products that appeal to a diverse and growing ethnic population in Ontario and western Quebec. Goudas Foods’ Products have been developed over the years to appeal to the needs and wants of Canadians originating from China, South East Asia, India, Africa, the Middle East, the Mediterranean and the Caribbean.

Today Goudas Foods’ Products may be found in select retailers across Canada.

Market Analysis

According to CIBC World Markets and Canadian Grocer, annual grocery sales through ethnic supermarkets in Canada represents between approximately $4 and $5 billion Canadian dollars per annum. Conventional Canadian food stores and supermarkets use various strategies to capture a share of this market. For example, in 2009 Loblaws Inc. acquired T&T Supermarket Inc., the largest supermarket chain in Canada which caters to ethnic Chinese and South East Asian demographics. Recently another major Canadian chain, Metro Inc., appointed a category manager for ethnic products and hired outside agencies to understand South Asian customers.

The Company believes growth in the sales of ethnic and international foods will continue to be driven by numerous factors including but not limited to:

•

Continued growth in popularity of ethnic and international foods across all demographics;

•

A marked and continuous increase in ethnic minority populations in major urban centres across Canada; and

•

Projected growth of Canada’s immigrant population to 12.8 million or 30% of total Canadian population by 2031.

Goudas Foods’ existing retail customers are located across Canada, with concentration in urban areas and regions in Central Canada such as Montreal, Ottawa, Toronto, Barrie, Sault St. Marie, London, Windsor and Niagara Falls. Customers range in size from large national grocery chains and regional ethnic super markets to single location neighbourhood stores. Metro and Food Basics, both divisions of Metro Inc., are the largest customers accounting for approximately 25% of total annual sales for the past 3 years. Goudas Foods’ top 12 customers, including Metro Inc., account for more than 40% of total sales.

National chains are responding to changing demographics in large urban markets and challenges from ethnic independents. Wal-Mart, Shoppers Drug Mart and Bulk Barn have previously expressed an increased interest in Goudas Foods products.

Goudas Foods recently listed more than 350 individual items with T&T and will soon commence in store trials in Toronto and Ottawa. If the trials are successful, it is expected that Goudas Foods will achieve distribution in T&T Supermarket Inc. stores across Canada which could also lead to additional opportunities with other Loblaws banners such as No Frills and Independent stores.

Ethnic independent supermarkets have become significant factors in the urban grocery market and currently represent nearly 20% of Goudas Foods' sales. All indications are that these ethnic focussed retailers will continue to compete aggressively with national chains for market share and Goudas Foods will continue to focus its sales efforts on this category.

Approximately 65% of Canada's total immigrant/minority population resides in the major metropolitan areas currently serviced by Goudas Foods. A further 30% resides in the four largest urban areas in Western Canada, namely, Vancouver, Calgary, Edmonton, and Winnipeg. Goudas Foods perceives excellent growth opportunity in these areas.

Competition

Food retailing is an intense and competitive industry. Goudas Foods’ competition varies from category to category. Goudas Foods achieves competitive advantages with authentic ethnic and international food products, high quality standards, competitive pricing and wide variety of selection. Goudas Foods also benefits from a loyal core customer base resulting from more than 40 years of market presence.

In some categories, such as Italian and Mediterranean products, Goudas Foods competes against private brands such as Primo and Unico. Goudas Foods also competes against national chain "house brands" such as Loblaws’ Presidents Choice and No Name brand; Sobeys' Our Compliments brand and Metro's Selection and Irresistible brands; particularly in canned vegetables and fruits category.

In addition, there are a number of ethnic specialty distributors that have competing product lines. Shah Trading Company has been in business since 1974 and has operations in Toronto, Montreal and New Jersey. Shah's product line is similar to Goudas Foods and includes rice, beans, peas and lentils, spices and herbs, and ethnic specialty grocery items. Shah's major grocery brand is Nupak and a South Asian grocery line branded as Dunya. The Company has shelf space at Loblaws’ No Frills stores and Sobeys' Freshco stores. Shah is also a co-packer for supermarket private labels. Shah also exports to the United States and the Caribbean.

Phoenicia Group is based in Montreal and promotes itself as a specialist in Middle Eastern grocery products. Phoenicia's major brand is Cedar. The brand has significant presence in Quebec, especially in Montreal where there is a large Middle Eastern immigrant population.

GraceKennedy Limited is a Jamaican public company listed on the Jamaica and Trinidad & Tobago stock exchanges. It operates in Canada through its wholly-owned subsidiary Grace Kennedy (Ontario) Inc. Grace focusses primarily on the Caribbean market and has a full line of staples, specialty beverage and grocery items. Grace has global revenues of approximately $575 million, 75% of which are in the Caribbean region. Canadian sales figures are not disclosed, but total North American sales are $68 million. Grace has shelf space in Metro, Food Basics, and numerous independent stores catering primarily to the Caribbean and Sri Lankan communities.

CLIC was an ethnic food producer based in Montreal, Quebec. CLIC operations included distribution of its own brand of ethnic grocery items; with a focus on rice, beans and pickles, packing of rice, beans, peas, and lentils; and a canning plant. It also has a line of nuts, dried fruit and other snack products.

S&F Food Importers Inc. is located in Concord, Ontario and has been importing food products from around the world for more than 20 years. It has a line of its own branded products but focusses more on importing well known foreign brands. Its product line includes pasta, beans and legumes, canned foods, cheese, condiments, jams and spreads, cooking and baking supplies, fish and sea food and frozen foods.

There are also a number of importers that specialize in products for specific ethnic groups. These include Ferma Food Products, a division of Unibel Company Ltd., which imports Portuguese food products and UNFI which specializes in kosher products.

Sales and Marketing

Goudas Foods has an experienced sales force with sales representatives compensated on a commission basis. In addition to maintaining customer relations and marshalling orders, sales representatives are responsible for ensuring that Goudas Foods’ Products are adequately stocked and properly displayed on retailers’ shelves.

Goudas Foods’ marketing and advertising is focused on the ethnic press and Goudas Foods has been a longstanding supporter of community activities and charities.

Goudas Foods recognizes numerous short-term and long-term opportunities exist for sustained and profitable growth. These opportunities arise from existing customers, new opportunities with national retailers, expanded regional domestic markets, Canadian demographic trends and the potential for exports to Africa.

Products

Goudas Foods’ Products cater to ethnic minority groups such as South Asian, East Asian, Chinese, Arabic, Mediterranean, African and Caribbean communities.

Products range from staples such as rice and beans to specialty products for specific ethnic cuisines. Most products are marketed under the Mr. Goudas brand with ethnic specialty products marketed under brand names that identify regional cuisine or ethnicity including Mamma Lucia, Tai-Tai, Golden Dragon, Jewel of the Indies, Pride of Himalaya and Lal Gate.

Rice and rice products make up approximately 40% of Goudas Foods’ Products, beans and peas make up approximately 15%, and 8% are dairy products. The balance of Goudas Foods’ Products consists of fruit, tomato, fish, meat, flour, sugar, beverages, vegetables, honey, oils, pasta, sauces and spices.

:

Figure 1: Various Goudas Foods Products

Government Regulations

Goudas Foods is subject to various local, provincial and federal laws, regulations and administrative practices affecting the business. Goudas Foods maintains compliance with regulating health authorities, food labeling and workplace safety standards, and the requirements of the Canadian Food Inspection Agency. Goudas Foods is seeking registration with the Food and Drug Administration in order to begin exports into the United States.

Goudas Foods’ Growth Strategy

The Company intends to profitably grow the Goudas Foods business and create shareholder value through the following strategic initiatives:

Drive Growth through Focus on High-Growth, High-Margin Products

The Company has commenced a full review of the Goods Foods portfolio of Products and is identifying Products with high-margins and high-growth potential. The Company recognizes that in the packaged food industry a key to success is to promote and develop value-added and innovative food Products that respond to emerging consumer preferences.

The Company believes the development of a formalized innovation processes, upgraded R&D capabilities, increased investments in consumer insights, and partnership with digital and media agencies will enable the Company to continue to introduce successful new Products and drive brand growth through high-impact marketing programs. The Company believes this strategy, which will focus the majority of its consumer marketing investments and new Product innovation efforts on our brands, will drive higher-margin revenue growth across the Goudas Foods’ portfolio.

The Company believes it is well-positioned to continue to expand margins while realizing synergies from further acquisitions of food companies and leveraging an efficient organizational structure.

Renewed Focus on New and Modern Packaging and Marketing

The Company recognizes that the portfolio of Goudas Foods’ Products require new and innovative packaging and improved label design and graphics. The Company intends to hire packaging and marketing professionals to review the Goudas Foods collection of Products and to develop new and modern packaging solutions as well as a strategic marketing plans. The Company believes that significant opportunities exist to attract new customers to the Goudas Foods brand and increase sales with a reinvigorated packaging and marketing strategy and plans to dedicate significant resources towards this end.

Acquire Value-Enhancing Food Businesses and Brands

The Company is proactively pursuing value-enhancing acquisitions in the packaged food industry, utilizing a disciplined approach to identify and evaluate attractive acquisition candidates. The Company specifically identifies opportunities in the Ontario packaged food industry in order to leverage efficiencies through consolidated warehousing, transportation, and marketing.

The Company plans to leverage its scale, management depth and integration expertise to make value-accretive acquisitions. The Company believes the combination of consolidating selling, general and administrative functions, optimizing supply chain and manufacturing operations, cross-marketing brands across categories and further developing retailer relationships will continue to drive acquisition synergies in future transactions we may pursue.  The Company is currently in negotiations with a number of well-established Ontario food companies.

Proven M&A Expertise in Management

The Company’s management has substantial experience in sourcing, executing and integrating value-enhancing acquisitions. The Company maintains a highly-disciplined approach to M&A, focusing on opportunities that add new iconic brands to our portfolio and/or allow for strong synergy realization. The Company believes its scale, management depth, integration expertise and access to capital will allow it to secure both small and large acquisitions in the future and to integrate them to drive maximum value creation.

RISK FACTORS

In addition to other information in this Current Report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us may also impact our business, operating results, liquidity, financial condition as well as our Common Stock value. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Competition in our industry is intense, and the Company’s failure to successfully compete may adversely affect our revenues and profitability.

We operate within a highly competitive retail grocery industry.  Our competitors include regional and national food brands including Primo, Grace Kennedy, Unico, Ferma, and CLIC.  We also face particularly intense competitive pressures from private label or “house brands” owned by national and regional supermarkets, natural food stores, mass or discount retailers, warehouse membership clubs, online retailers, and specialty stores.  As competition from private label brands intensifies, our results of operations may be negatively impacted through a loss of sales, decrease in market share, reduction in margin from competitive price changes or greater operating costs by way of increased listing fees.

We compete on a combination of factors, with a primary emphasis on unique product selection, quality and price. Our success depends on our ability to offer products that appeal to our customers’ preferences, and our failure to offer such products could lead to a decrease in our sales. To the extent that our competitors lower prices, our ability to maintain profit margins and sales levels may be negatively impacted. Some of these competitors also have greater financial or marketing resources than we do and may be able to devote greater resources to sourcing, promoting and selling their products.

Our continued growth depends on increasing market penetration, and failure to increase market penetration could negatively impact our business.

Our continued growth depends, in large part, on our ability to open new distribution channels and to expand existing distribution channels. Successful implementation of this strategy depends upon a number of factors, including our ability to negotiate entry into new small, medium and large retailers on agreeable terms and to secure distribution in more independent grocers. If we are ineffective in performing these activities, then our business and growth prospects will be adversely affected.

We may be unable to maintain or improve our operating margins, which could adversely affect our financial condition and ability to grow.

Substantial portions of our business consists of commodity food sales, such as rice and beans, which requires significant sales volume to capture efficiencies of scale.  If we are unable to successfully manage the potential difficulties associated with distribution growth, we may not be able to capture the efficiencies of scale that we expect from expanded sales.  If we are not able to continue to capture efficiencies of scale, improve our systems, continue our cost discipline and disciplined product selection, our operating margins may stagnate or decline, which could have a material adverse effect on our business, financial condition and results of operations and adversely affect the price of our Common Stock.

Because many of our products are commodities or consist substantially of commodity ingredients, we are not able to predict with certainty our input costs.  Sudden and significant increases in commodity costs may require us to raise prices for our retail customs, which may compromise continued sales.

If we lose one or more of our major customers, or if any of our major customers experience significant business interruption, our results of operations could be adversely affected.

We have several large customers that account for a significant portion of our sales and we do not have long-term supply contracts with any of our major customers. The loss of one or more major customers, a material reduction in sales to these customers as a result of competition from other food manufacturers, or the occurrence of a significant business interruption of our customers’ operations would result in a decrease in our revenues, operating results, and earnings and could adversely affect the market price of our Common Stock.

In addition, as the retail grocery trade continues to consolidate and our retail customers grow larger and become more sophisticated, our retail customers may demand lower pricing and increased promotional programs. If we fail to use our sales and marketing expertise to maintain our category leadership positions to respond to these trends, or if we lower our prices or increase promotional support of our products and are unable to increase the volume of our products sold, our profitability and financial condition may be adversely affected.

For the manufacturing, co-packing and distribution of many of our products, we primarily rely on single source providers where a significant disruption in a facility or loss of arrangements could affect our business, financial condition, and results of operations.

Many of our products are sourced from single co-packers, with no alternative suppliers. Significant unscheduled downtime at any of our facilities or co-packers due to equipment breakdowns, power failures, natural disasters, or any other cause could materially adversely affect our ability to provide products to our customers, which would have a material adverse effect on our business, financial condition and results of operations.

We believe that there are a limited number of competent, high-quality co-packers in the industry, and if we were required to obtain additional or alternative co-packing agreements or arrangements in the future, we may not be able to do so on satisfactory terms or in a timely manner.

If we fail to maintain our reputation and the value of our brand, our sales may decline.

Our success depends on our ability to maintain and grow the value of the Goudas brands. Maintaining, promoting and positioning our brand and reputation will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high- quality customer experience.  Brand value is based in large part on perceptions of subjective qualities, and even isolated incidents can erode trust and confidence, particularly if they result in adverse publicity, governmental investigations or litigation. Our brand could be adversely affected if we fail to achieve these objectives, or if our public image or reputation were to be tarnished by negative publicity.

The risk associated with sourcing products and ingredients from other countries increases our exposure to supply disruptions.

Many of our products and ingredients are sourced internationally.  International product and ingredient sourcing has historically been central aspect of our business model as we cater to immigrant, visible minority consumers in Canada.  Importing products and ingredients from international sources carries risks including fluctuations in foreign currency exchange rates, changes in regulatory requirements, and changes or uncertainties in the economic, social and political conditions among other things.  These risks in turn expose us to cost increases and supply disruptions which could ultimately negatively affect our business.

If we are unable to successfully identify market trends and react to changing consumer preferences in a timely manner, our sales may decrease.

We believe our success depends, in substantial part, on our ability to identify and react to emerging food trends arising from evolving consumer preferences in a timely manner. Once trends are identified, we work to develop and successfully distribute products that cater to these trends before our competitors do.

Consumer preferences often change rapidly and without warning, moving from one trend to another among many product concepts.  If we are unable to anticipate and satisfy consumer preferences in the regions where we operate, our sales may decrease, which could have a material adverse effect on our business, financial condition and results of operations.

There is a possibility that some of our products could cause illness or death that could expose us to lawsuits and negative public sentiment.

Several of our canned products, such as beans and soups, are classified as “low-acid” in-container foods, meaning they require complete sterilization during processing in order to destroy any and all living organisms that could exist within the can.  Our processing protocol is regulated by the Canadian Food Inspection Agency and the Food and Drug Administration.  We have never experienced any food safety issues in our Company’s history.

We, like all other companies releasing canned foods to the market, are exposed to the remote chance that one or more products is not properly sterilized.  Failure to properly sterilize canned products creates a possibility of illness, injury, or death to the consumer.  If this unlikely event were to occur, we would expect severe negative backlash in public opinion.  This could also expose us to product liability or negligence lawsuits.

Any claims brought against us may exceed our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our policy limits would have to be paid from our cash reserves, which would reduce our capital resources. Further, we may not have sufficient capital resources to pay a judgment, in which case our creditors could levy against our assets. The real or perceived sale of contaminated or harmful products would cause negative publicity regarding our company, brand, or products, which could in turn harm our reputation and net sales, and could have a material adverse effect on our business, results of operations or financial condition.

We rely on third-parties to co-pack a significant number of our products.

As is common in our industry, we rely on our suppliers to produce many of our products, such as canned foods.  It is our suppliers’ responsibility ensure that the products they manufacture and sell to us comply with all applicable regulatory and legislative requirements. In general, we seek certifications of compliance, representations and warranties, indemnification and/or insurance from our suppliers and contract manufacturers. However, even with adequate insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in our products.

The loss of key management could negatively affect our business.

We are dependent upon a number of key management and other team members. If we were to lose the services of a significant number of key team members within a short period of time, this could have a material adverse effect on our operations as we may not be able to find suitable individuals to replace them on a timely basis, if at all. In addition, any such departure could be viewed in a negative light by investors and analysts, which may cause our stock price to decline. We do not maintain key person insurance on any team member.

Risks Related to Our Common Stock

There is no predictable method by which investors in the securities of the Company shall be able to realize any gain or return on their investment in the Company, or shall be able to recover all or any substantial portion of the value of their investment.  There is, currently no public market for the securities of the Company, and no assurance can be given that a market will develop or that an investor will be able to liquidate his investment without considerable delay, if at all. Consequently, should the investor suffer a change in circumstances arising from an event not contemplated at the time of his investment, and should the investor therefore wish to transfer the Common Stock owned by him, he may find he has only a limited or no ability to transfer or market the Common Stock. Accordingly, purchasers of the Common Stock need to be prepared to bear the economic risk of their investment for an indefinite period of time. If a market should develop, the price may be highly volatile. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities of the Company. Owing to what may be expected to be the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

 Even if an investor finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans. The Company has no agreement with any securities broker or dealer that is a member of the Financial Industry Regulatory Authority, to act as a market maker for the Company’s securities. Should the Company fail to obtain one or more market makers for the Company’s securities, the trading level and price of the Company’s securities will be materially and adversely affected. Should the Company happen to obtain only one market maker for the Company’s securities, the market maker would in effect dominate and control the market for such securities. The Company’s registered securities are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written, agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and also may affect the ability of investors in securities of the Company to sell their securities in any market that might develop therefore.

Of the currently issued and outstanding shares of Common Stock of the Company, approximately 5,750,000 shares (approximately 77.91% of the total number of shares outstanding) are owned by, or are under the direct or indirect control of Company insiders. That number of shares is enough to dominate and control the price and trading volume in the Company’s securities. Because those shares are controlled by such a limited number of persons, selling decisions can be expected to have a substantial impact upon (or “overhang” over) the market, if any, for the Common Stock. Any sale of a large number of shares over a short period of time could significantly depress the market price of the Common Stock.

The majority of the Company’s authorized but un-issued Common Stock remains un-issued. The board of directors of the Company has authority to issue such un-issued shares without the consent or vote of the stockholders of the

Company. The issuance of these shares may dilute the interests of investors in the securities of the Company and will reduce their proportionate ownership and voting power in the Company.

The market price of our Common Stock could decline as a result of sales of a large number of shares of Common Stock in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to issue equity securities in the future at a time and at a price that we deem appropriate. This risk may make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities.

It is possible that you lose your entire investment in the Company.

Investment in our Common Stock is intended only for investors who can accept the risks of loss of investment.  Being that the Company’s management has limited experience in the food industry, such loss of investment may be more likely to occur.

Currency exchange fluctuations may decrease the value of your investment.

We expect our shares to be priced in US dollars if or when our shares commence active public trading.  Persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in our industry, therefore may invest in our securities, such as the Company’s Common Stock. The value of such investments may be adversely affected by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional dilution as additional shares are issued may decrease the market price of our Common Stock.

Offerings of our equity securities will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional Common Stock, further diluting the number of shares of Common Stock outstanding from time to time. An increase in the number of our shares of Common Stock from these events or others may result in a decrease of the market price for our Common Stock and will dilute the ownership interest of current shareholders.

Future debt financing required by the Company may involve restrictive covenants that may limit the Company’s operating flexibility.

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares eligible for future sale under Rule 144 may adversely affect the market value for our securities.

From time to time, certain stockholders of the Company who hold restricted securities may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell her shares, any substantial sales by holders of our Common Stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

If securities or industry analysts do not publish research or reports about BLVD’s business or if they issue an adverse or misleading opinions regarding BLVD’s stock, the stock price and trading volume could decline.

The trading market for BLVD’s Common Stock may be influenced by the research and reports that industry or securities analysts publish about BLVD or its business, if any. Negative reports could have a negative impact on BLVD’s stock price.

Our shares will be deemed to be "Penny Stocks" as defined in the Securities Exchange Act of 1934, as amended, and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these shares.

We expect that our shares of Common Stock will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resell the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

We do not foresee paying cash dividends in the foreseeable future and, as a result, investors' sole source of gain, if any, will depend on capital appreciation, if any.

We have never paid cash dividends on our Common Stock and we do not plan to declare or pay any cash dividends on our shares of Common Stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

If we fail to remain current on our reporting requirements, we could be removed from quotation by the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in tax rules or interpretations could cause a shareholder to become subject to additional taxes.

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of Common Stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Common Shares as to distributions and in liquidation, which could negatively affect the value of our Common Shares.

As part of the Acquisition with Goudas Foods, the Company issued 167,200 shares of Series A Preferred Stock to Peter Goudas.  In the future, we may again issue shares of preferred stock of the Company to acquire businesses and for other purposes.  In the event of our liquidation, our lenders and holders of our preferred securities would receive distributions of our available assets before distributions to the holders of our Common Shares. Because our decision to incur debt and issue securities in future secondary offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future secondary offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Further details and information regarding the Series A Preferred Stock is described further below in this Item 2.01 under the caption “DESCRIPTION OF SECURITIES – The Series A Preferred Stock.”

There may be future dilution of our Common Shares and resales of our Common Shares in the public market following any secondary offering we do that may cause the market price for our Common Shares to decline.

The Company is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional common or preferred shares or convertible securities could be substantially dilutive to our common shareholders. Moreover, to the extent that we issue restricted share units, share appreciation rights, performance shares, options, or warrants to purchase our Common Shares in the future and those share appreciation rights, options, or warrants are exercised or the restricted share units and performance shares vest, our common shareholders may experience further dilution. Holders of our Common Shares have no pre-emptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our common shareholders. Furthermore, the resale by shareholders of our Common Shares in the public market following any secondary offering could have the effect of depressing the market price for our Common Shares.

MATERIAL COMMITMENTS

Property Lease

Goudas Foods is party to a long-term commercial lease (“the Lease”) for its operating premises located at 241 Snidercroft Road, Concord, Ontario.  The Lease extends to December 31, 2026 and the liabilities thereunder are as follows and presented in Canadian dollars:

•

2014

$656,730;

•

2015

$676,430;

•

2016

$696,723; and

•

2017 - 2026

$7,807,365.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our Common Stock, as of April 8, 2014, by:

● all of our directors and executive officers, individually;

● all of our directors and executive officers, as a group; and

● all persons who beneficially owned more than 5% of our outstanding Common Stock.

The following persons (including any group as defined in Regulation S-B, Section 228.403) are known to the Company, as the issuer, to be beneficial owner of more than five percent (5%) of any class of the said issuers voting securities.

To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Number of Common Shares (1)	Percentage Owned (2)
John G. Simmonds (3) (4)	5,750,000	77.91%
Peter Goudas (3) (4) (5)	400,000	5.42%
Directors and Executive Officers as a group	5,750,000	77.91%

(1)	This table is based upon 7,380,000 shares issued and outstanding as of April 8, 2014.
(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3)

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person.

(4)	The mailing address of each of the individuals and entities listed above is c/o BLVD Holdings, Inc., 3565 King Rd., King City, Ontario, Canada, L7B 1M3.
(5)

Includes 400,000 shares issued on March 20, 2014 as consideration on such date for the continuation of the grant of exclusivity to the Company in respect of the prospective closing of the Acquisition.  All such shares are restricted and shall be held in escrow in escrow for a six (6) month period and shall be further subject to regulatory restrictions and hold periods as required by applicable securities regulators.

In addition to the shares of Common Stock set forth above, the Company has issued 167,200 shares of Series A Preferred Stock to Peter Goudas, constituting all of the authorized and issued shares of Series A Preferred Stock, which are convertible in to Common Stock on the first anniversary after the date of issuance at a conversion price of $10.00 per share.  Further details and information regarding the Series A Preferred Stock is described further below in this Item 2.01 under the caption “DESCRIPTION OF SECURITIES - The Series A Preferred Stock.”

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
John G. Simmonds	63	Chairman of the Board of Directors, President, Chief Executive Officer, Secretary and Treasurer

John G. Simmonds (Chairman of the Board and Chair of all Board Committees)

Mr. Simmonds has served as Chairman of the Board of Directors since February 14, 2014. Mr. John G. Simmonds began his career with A.C. Simmonds & Sons Limited, a company founded by his grandfather in 1918.  Mr. Simmonds has served as Chairman and Director of numerous public companies and has extensive experience in building teams and operating businesses.  In 1979, Mr. Simmonds started Midland Canada, a division of A.C. Simmonds and Sons Limited, which he sold in 1987 to Glenayre (GLN:TSX) for $13 million. In 1988, Mr. Simmonds took control of Glenayre, which he then sold to Trans Canada Glass (TCG:TSX) in 1989 for $130 million.  In 1989, Mr. Simmonds bought Cherry Downs, a golf course located in Pickering, Ontario, and thereafter acquired four more golf courses.  In 1993, he vended all 5 golf courses, known as Clublink, to Sindor Resources and then acquired Midland International in Kansas City for $8.3 million from Sears.  Mr. Simmonds completed a RTO of Intek Diversified (IDCC:NASDAQ) in 1994. From 1995 to 1996, Mr. Simmonds vended in several wireless businesses including Midland International into IDCC and merged with Securicor Communications giving Securicor PLC control of IDCC. Thereafter, he acquired Kinghaven, a 300 acre farm, in partnership with Clublink to build a new golf course in King City, Ontario with an equestrian theme. In 2002, Mr. Simmonds acquired Tioga Park, a quarter horse race track along with 30 other pieces of property in up-state New York. Mr Simmonds partnered with

Jeff Gural in 2003 to form American Racing Corporation, in order to build Tioga Downs. In 2003, he was appointed Chairman and CEO of Wireless Age Communications Inc. which completed an RTO into a company trading under new symbol WLSA:OTC NASDAQ. Mr. Simmonds’ company, American Racing Corp., acquired Vernon Downs and established a casino at the race track in 2004. Thereafter, he took over operational control of Minacs (MXW:TSX ) which was subsequently sold for over $200 Million. In 2005, he directed the merger of Wireless Age Communications Inc. with MM Wave, a private company, and resigned as Chairman and CEO. After MM Wave went bankrupt in 2007, Mr. Simmonds came back to take control of Wireless Age Communications Inc. Mr. Simmonds sold out of American Racing Corporation in 2008, sold Wireless Age Communications Inc. in 2009 and founded Vertility Group of Companies in 2010.

We believe Mr. Simmonds is well-qualified to serve Chairman of the Board of Directors due to his public company experience, operational experience and his business contacts.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation awarded to, eared by, payable/paid to John G. Simmonds the Company’s Chairman of the Board of Directors, President, Chief Executive Officer, Secretary and Treasurer, for all services rendered in all capacities to the Company for the years ended December 31, 2013 and 2012. The tale also sets forth information concerning the annual and long-term compensation awarded to, eared by, payable/paid to M. Ann Courtney the Company’s former President and Director, Henry Cohen the Company’s former Secretary and Treasurer, for all services rendered in all capacities to the Company for the years ended December 31, 2013 and 2012.

Name/Title	Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Option Stocks/ Payouts Awarded #
John G. Simmonds(1) Chairman of the Board of Directors, President, Chief Executive Officer, Secretary and Treasurer	2013	-	-	-	-
	2012	-	-	-	-
M. Ann Courtney(2) Former Director and President	2013	-	-	-	-
	2012	-	-	-	-
Henry Cohen(2) Former Secretary and Treasurer	2013	-	-	-	-
	2012	-	-	-	-

(1)

There are no agreements with respect to the compensation of executives and directors. As of the date of this Report, the Company has not entered into employment agreements with any of the Company’s officers and directors. John G. Simmonds, the Company’s sole officer and director, does not receive any compensation for services rendered in all capacities to the Company.

(2)

M. Ann Courtney (former Director and President) and Henry Cohen (former Secretary and Treasurer) each tendered their resignations as executives and directors of the Company, effective as of February 14, 2014.

Outstanding Equity Awards at Fiscal Year-End

None.

Option Grants

There were no options granted to directors, officers or employees in the fiscal years ended 2013 and 2012.

Employment Agreements

The Purchase Agreement, as amended, provides that Peter Goudas (President of Goudas Foods), Panos Goudas, Patricia Goudas and Niki Stomatakos enter into employment contracts on terms reasonable in the industry, including the usual car allowances, benefits, non-competition and non-solicitation provisions. As of the date of this Report, the Company has not entered into any of the aforementioned employment contracts.

As of the date of this Report, the Company has not entered into any employment agreements with any of the Company’s officers and directors. John G. Simmonds, the Company’s sole officer and director, does not receive any compensation for services rendered in all capacities to the Company.

Compensation of Directors

There are no agreements with respect to the compensation of directors. As of the date of this Report, the Company has not entered into any employment agreements with any of the Company’s officers and directors. John G. Simmonds, the Company’s sole officer and director, does not receive any compensation for services rendered in all capacities to the Company.

Board of Directors and Corporate Governance

The Company does not have a separate audit committee, compensation committee or nominating committee, and such functions are addressed by the entire Board of Directors. As of the date of this Report, John G. Simmonds is the sole director and officer of the Company.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

The Company’s sole director and officer, John G. Simmonds, was not indebted to the Company during the financial period ended December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

The Company is not required to have any “independent” directors, defined within the meaning of Nasdaq Marketplace rule 4200, since the Company is not listed on a National Exchange or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company’s directors.

The Company’s Board of Directors consists of one member, John G. Simmonds. Mr. Simmonds also serves as the Company’s President, Chief Executive Officer, Secretary and Treasurer. Mr. Simmonds is not deemed “independent” as defined in Section 5605 of the Nasdaq Marketplace rules.

LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings.

RECENT SALES OF UNREGISTERED SECURITIES

Other than the issuance of the Common Shares and Series A Preferred Stock to Mr. Peter Goudas described above under the caption “The Acquisition and Related Transactions,” there have been no sales of unregistered securities by the Company which have not been previously reported by the Company on its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The Company issued the Common Shares and Series A Preferred Stock to Mr. Goudas pursuant to the exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder for the purchase price described in Item 1.01 above and incorporated into this Item 2.01 herein by reference thereto.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 70,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”). As of April 8, 2014, there were 7,380,000 shares of Common Stock issued and outstanding.

Preferred Stock

The Company is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The only class of preferred stock currently authorized for issuance is the Series A Preferred Stock, described below. As of April 8, 2014, there were 167,200 shares of Series A Preferred Stock issued and outstanding.

The Series A Preferred Stock

On March 25, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing and creating the Series A Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation authorizes 167,200 shares of Series A Preferred Stock which has a stated value of $10.00 per share and is convertible into Company Common Stock at a conversion value of $10.00 per share.  The Series A Preferred Stock has a 6% dividend paid annually in arrears on a non-cumulative basis.

Holders of the Series A Preferred Stock may convert to Common Stock at any time after the first anniversary of the date of issuance.  The Series A Preferred Stock is subject to redemption by the Company on the fifth anniversary of the date of issuance.  The holders of the Series A Preferred Stock are entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Corporation and shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock are convertible.

The Series A Preferred Stock is subject to proportionate adjustment for any forward or reverse stock splits applicable to the Common Stock, and shall be adjusted with respect to the effects of any stock dividends or distributions to the holders of Common Stock, as well as adjustments to reflect recapitalization or reclassifications of the Company’s capital stock into the same or a different number of shares of any class or classes of capital stock.  In the event of any reorganization, merger, consolidation or sale, provision shall be made so that the Holders of the shares of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of Series A Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale.

The Series A Preferred Stock has a liquidation preference providing for the Holders to receive out of the assets of the Company legally available for distribution, before any amount shall be paid to the holders of any of the Common Stock, an amount per share of Series A Preferred Stock equal to the sum of the Stated Value of all shares of Series A Preferred Stock then outstanding and any unpaid Dividends through such date of liquidation.

If at any time at or prior to the maturity date of the Series A Preferred Stock, the weighted average price of the Common Stock for any twenty (20) consecutive Trading Day period equals or exceeds 125% of the Conversion Price then in effect, the Company shall have the right but not the obligation at any time for a period of sixty calendar days after such date to redeem all or any portion of the shares of Series A Preferred Stock, provided that the Holder may at its discretion convert to Common Stock prior to the effectiveness of such optional redemption.

The Series A Preferred Stock ranks senior to the Common Stock and any other class or series of preferred stock which may be designated by the Board of Directors in the future as junior to the Series A Preferred Stock.  The Series A Preferred Stock will rank junior to any other class or series of preferred stock which may be designated by the Board of Directors in the future as senior to the Series A Preferred Stock, which may be authorized at the sole discretion of the Board of Directors.

The foregoing description of the Series A Preferred Stock is only an abbreviated summary of all terms and conditions of the terms, conditions, rights and obligations of the Series A Preferred Stock which are set forth in the Certificate of Designation which is filed as an exhibit herewith and incorporated herein by reference thereto.

All of the shares of authorized Series A Preferred Stock were issued to Mr. Peter Goudas on April 8, 2014 in accordance with the terms and conditions required for closing the Acquisition.

There are no other shares of Preferred Stock issued and outstanding.

Market Information

The trading symbol of our Common Stock is “BLVO” on the OTC Markets quotation system.  There is no active public trading market for our Common Stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until an active trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our Common Stock trade actively on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our Common Stock.  If a market ever develops for our Common Stock the trading price of our Common Stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to our operating performance, may affect the market price of our stock.

Holders of the Company's Securities

As of the date of this Report, there are 32 holders of record of shares of the Company’s Common Stock.  There is one holder of record of our Series A Preferred Stock.

Dividends

We have not declared any cash dividends on our Common Stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

“Penny Stock” Regulations

Our Common Stock may be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

 Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) will enter into an indemnification agreement with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any losses or expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Report, which disclosures are incorporated herein by reference.

ITEM 5.01.  CHANGE IN CONTROL OF REGISTRANT.

On February 14, 2014, John G. Simmonds purchased 5,750,000 shares of Common Stock from M. Ann Courtney, constituting 82.4% of the issued and outstanding shares of the Company at the time of purchase, thus representing a change in control of the Company. Reference is further made to the disclosures set forth under Items 1.01 and 2.01 of this Report, which disclosures are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

(a) Financial Statements of Businesses Acquired

To the extent financial statements of the business are required to be filed by this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

To the extent pro forma financial information is required to be filed by this item, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Exhibits

3.1*	Articles of Incorporation for BLVD Holdings Inc., as amended

3.2*	By-Laws of BLVD Holdings Inc.

3.3	Certificate of Designations of Series A 6% 2014 Convertible Redeemable Preferred Stock of BLVD Holdings Inc.

10.4	Share Purchase Agreement, as amended, by and among the Company and Goudas Food Products & Investments Limited, Peter Goudas and Patricia Goudas, dated April 3, 2014.

10.5	Series A 6% 2014 Convertible Redeemable Preferred Stock Purchase Agreement, between Peter Goudas and Blvd Holdings Inc., dated April 3, 2014.

* Incorporated by reference to the Company’s Form S-1, filed with the U.S. Securities and Exchange Commission on August 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, BLVD Holdings, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLVD HOLDINGS, INC.

Dated: April 8, 2014	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title: President and Chief Executive Officer